Exhibit (d)

Opinion

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

August 3, 2026

Citibank, N.A. – ADR Department 388 Greenwich Street New York, New York 10013
Re: American Depositary Shares representing shares of Agilyx ASA

Ladies and Gentlemen:

We have acted as counsel to Citibank, N.A., a national banking association organized under the laws of the United States of America, as Depositary (the “Depositary”), in connection with the Registration Statement on Form F-6 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), 100,000,000 American Depositary Shares (the “ADSs”) to be evidenced by American Depositary Receipt(s) (the “ADR(s)”) to be issued in the form of the ADR attached as Exhibit A to the Deposit Agreement filed as Exhibit (a) to the Registration Statement (the “Deposit Agreement”). Each ADS will represent the right to receive, subject to the terms and conditions of the ADR representing such ADS and the laws of Norway, ten (10) shares registered in the names of the holders with a nominal value of NOK0.02 per share of Agilyx ASA, a company incorporated under the laws of Norway (the “Company”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we considered necessary or appropriate to enable us to render this opinion, including but not limited to the Registration Statement, the Deposit Agreement and the form of ADR included as Exhibit A to the Deposit Agreement, as well as such other corporate records, certificates and instruments as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

In rendering the opinions set forth herein, we have assumed that at the time any ADSs are issued: (i) the Deposit Agreement will be duly authorized, executed and delivered by the Company and constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) the Registration Statement will have been declared effective by the Commission and remain effective, (iii) the relevant Deposited Securities (as defined in the Deposit Agreement) will have been duly authorized, legally and validly issued, will be fully paid and non-assessable, will have been duly deposited with a Custodian (as defined in the Deposit Agreement) under and in accordance with all applicable laws and regulations, and will constitute “Shares” within the meaning of such term under the Deposit Agreement; (iv) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of Norway, (v) that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction, and (vi) the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Based upon, subject to and limited by the foregoing, we are of the opinion that the ADSs registered pursuant to the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will be, when sold, legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and the ADR(s) evidencing the ADS(s).

We do not express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof. Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

We hereby consent to the filing of this opinion letter as Exhibit (d) to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP
Mayer Brown LLP